EXHIBIT 99.1

Contacts:

Aehr Test Systems	PondelWilkinson, Inc.
Chris Siu Chief Financial Officer csiu@aehr.com	Todd Kehrli or Jim Byers Investor Contact tkehrli@pondel.com jbyers@pondel.com

Aehr Test Systems Reports Fiscal 2026 First Quarter Financial Results;

Strong AI and Data Center-Related Semiconductor Test and Burn-in Activity Underscores Multi-Year Market Opportunity

Fremont, CA (October 6, 2025) – Aehr Test Systems (NASDAQ: AEHR), a worldwide supplier of semiconductor test and burn-in equipment, today announced financial results for its first quarter of fiscal 2026 ended August 29, 2025.

Fiscal First Quarter Financial Results:

•	Net revenue was $11.0 million, compared to $13.1 million in the first quarter of fiscal 2025.
•	GAAP net loss was $(2.1) million, or $(0.07) per diluted share, compared to GAAP net income of $0.7 million, or $0.02 per diluted share, in the first quarter of fiscal 2025.
•

Non-GAAP net income, which excludes stock-based compensation, acquisition-related adjustments and restructuring charges, was $0.2 million, or $0.01 per diluted share, compared to non-GAAP net income of $2.2 million, or $0.07 per diluted share, in the first quarter of fiscal 2025.

•	Bookings were $11.4 million for the quarter.
•	Backlog as of August 29, 2025 was $15.5 million. Effective backlog, including bookings since August 29, 2025, is $17.5 million.
•	Total cash, cash equivalents and restricted cash as of August 29, 2025 was $24.7 million, compared to $26.5 million at May 30, 2025.

An explanation of the use of non-GAAP financial measures and a reconciliation of Aehr’s non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the accompanying tables.

Gayn Erickson, President and CEO of Aehr Test Systems, commented:

“We are pleased with the start to this fiscal year, with revenues across several market segments and momentum in sales and customer engagements in both wafer level and packaged part test and burn-in of artificial intelligence (AI) processors. While we had not provided guidance for the quarter, we did finish ahead of the street consensus estimates for both revenue and our bottom line.

“Momentum in packaged part qualification and production burn-in for AI processors continued to drive growth in our new Sonoma ultra-high-power packaged part burn-in systems and consumables. During the quarter, our lead production customer, a world-leading hyperscaler, placed multiple follow-on volume production orders for Sonoma systems and requested shorter lead times to support higher-than-expected volumes as they ramp up development of their own advanced AI processors. This customer has already outlined plans to expand capacity for this device and introduce new AI processors over the coming year to be tested and burned in on our Sonoma platform at one of the world’s leading test houses. We are also collaborating with them on future generations of processors to ensure we can meet their long-term production needs for both package and even wafer level burn-in.

Aehr Test Systems Reports First Quarter Fiscal 2026 Financial Results

October 6, 2025

“Since the acquisition of Incal Technology last year, Aehr has introduced several enhancements to the Sonoma system to address both qualification and production test and burn-in requirements across a broad range of AI processor suppliers, test labs, and Outsourced Assembly and Test Houses (OSATs). Key upgrades include expanding power-per-device to 2000W, increased parallelism, and full automation with an integrated package device handler. Over just the last quarter, including an open house held recently at our headquarters in Fremont, California, we have had 10 companies visit Aehr to review our Sonoma system and its new enhancements, including a fully automated device handler that we have installed at our Fremont facility. Customer feedback on these enhancements and the device handler has been very positive, and we anticipate these new features to drive new applications and orders this fiscal year. Our acquisition of Incal Technology has provided us with intimate visibility into the long-term needs of a large number of leading AI processor companies.

“This past year, we delivered the world’s first production wafer level burn-in (WLBI) systems for AI processors. Importantly, these systems are installed at one of the premier global OSATs, creating a highly visible showcase to other potential AI customers and strengthening our position in the market. We expect follow-on orders from this cutting-edge AI customer as volumes increase, and other AI processor suppliers have already approached us about the feasibility of WLBI for their devices.

“We are also developing a strategic partnership with this world’s leading OSAT to provide advanced wafer level test and burn-in solutions for high-performance computing (HPC) and AI processors. This joint solution, already in operation at their facility, marks a significant milestone for the industry. By combining Aehr’s technological leadership with this OSAT’s global reach we can showcase our unique capabilities to the world. This model offers a complete turnkey solution from design to high-volume production, and several customers have already visited Aehr to see these systems in action.

“Additionally, we launched a benchmark evaluation program with a top tier AI processor supplier to validate our FOX-XPTM production systems for WLBI and functional test of their high-performance, high-power AI processors. This paid evaluation, which includes a custom high-power WaferPakTM and development of a production WLBI test program, is a significant step toward adoption of WLBI as an alternative to later-stage burn-in and into future generations of their products.

“Beyond AI processors, we are seeing signs of increasing demand across the other segments we serve, including silicon photonics, hard disk drives, gallium nitride, and silicon carbide. For silicon photonics, we upgraded another one of our major silicon photonics customer’s FOX-XPs to the new higher-power configuration this quarter, doubling their device test parallelism with up to 3.5kW power per wafer in a nine-wafer configuration. This latest system shipment includes our fully integrated and automated WaferPak Aligner configured for single touchdown test and burn in of all devices on their 300mm wafers.  We expect additional orders and shipments this fiscal year to meet their production capacity needs for wafer level test and burn-in of their optical I/O silicon photonics integrated circuits. In hard disk drives, AI-driven applications are generating unprecedented amounts of data, creating new demand for our WLBI systems, with our lead production customer that is one of the world’s top storage suppliers already planning additional purchases. Gallium nitride devices are increasingly being used for data center power efficiency, automotive systems, and electrical infrastructure, with multiple new engagements underway. Moreover, although silicon carbide growth is expected to be weighted toward the second half of the year, we continue to see opportunities for upgrades, WaferPaks, and capacity expansion as that market rebounds.

“The rapid advancement of generative AI and the accelerating electrification of transportation and global infrastructure represent two of the most significant macro-trends impacting the semiconductor industry today. These transformative forces are driving enormous growth in semiconductor demand while fundamentally increasing the performance, reliability, safety, and security requirements of the devices used across computing and data infrastructure, telecommunications networks, hard disk drive and solid-state storage solutions, electric vehicles, charging systems, and renewable energy generation.

Aehr Test Systems Reports First Quarter Fiscal 2026 Financial Results

October 6, 2025

“As these applications operate at ever-higher power levels and in increasingly mission-critical environments, the need for comprehensive test and burn-in has become more essential than ever. Semiconductor manufacturers are turning to advanced wafer level and package level burn-in systems to screen for early-life failures, validate long-term reliability, and ensure consistent performance under extreme electrical and thermal stress. This growing emphasis on reliability testing reflects a fundamental shift in the industry - from simply achieving functionality to guaranteeing dependable operation throughout a product’s lifetime, a requirement that continues to expand alongside the scale and complexity of next-generation semiconductor devices.

“We are excited about the year ahead and believe nearly all our served markets will see order growth in the fiscal year, with silicon carbide growth expected to strengthen further into fiscal 2027. Although we remain cautious due to ongoing tariff-related uncertainty and are not yet reinstating formal guidance, we are confident in the broad-based growth opportunities ahead across AI and our other markets.”

Management Conference Call and Webcast:

Aehr Test Systems will host a conference call and webcast today at 5:00 p.m. Eastern (2:00 p.m. PT) to discuss its fiscal 2026 first quarter operating results. To access the live call, dial +1 888-506-0062 (US and Canada) or +1 973-528-0011 (International) and give the participant passcode 304180. In addition, a live and archived webcast of the conference call will be available over the Internet at www.aehr.com in the Investor Relations section and may also be accessed by clicking here. A phone replay of the call will be available approximately two hours following the end of the live call and will remain available for one week. To access the call replay, dial +1 877-481-4010 (US and Canada) or +1 919-882-2331 (International) and enter replay passcode 52949.

About Aehr Test Systems

Headquartered in Fremont, California, Aehr Test Systems is a leading provider of test solutions for testing, burning-in, and stabilizing semiconductor devices in wafer level, singulated die, and packaged part form, and has installed thousands of systems worldwide. Increasing quality, reliability, safety, and security needs of semiconductors used across multiple applications, including electric vehicles, electric vehicle charging infrastructure, solar and wind power, computing, advanced artificial intelligence (AI) processors, data and telecommunications infrastructure, and solid-state memory and storage, are driving additional test requirements, incremental capacity needs, and new opportunities for Aehr’s products and solutions. Aehr has developed and introduced several innovative products including the FOX-PTM families of test and burn-in systems and FOX WaferPakTM Aligner, FOX WaferPak Contactor, FOX DiePak® Carrier and FOX DiePak Loader. The FOX-XP and FOX-NP systems are full-wafer contact and singulated die/module test and burn-in systems that can test, burn-in, and stabilize a wide range of devices such as leading-edge silicon carbide-based and other power semiconductors, 2D and 3D sensors used in mobile phones, tablets, and other computing devices, memory semiconductors, processors, microcontrollers, systems-on-a-chip, and photonics and integrated optical devices. The FOX-CP system is a low-cost single-wafer compact test solution for logic, memory and photonic devices and the newest addition to the FOX-P product family. The FOX WaferPak Contactor contains a unique full-wafer contactor capable of testing wafers up to 300mm that enables IC manufacturers to perform test, burn-in, and stabilization of full wafers on the FOX-P systems. The FOX DiePak Carrier allows testing, burning in, and stabilization of singulated bare die and modules up to 1024 devices in parallel per DiePak on the FOX-NP and FOX-XP systems up to nine DiePaks at a time. Acquired through its acquisition of Incal Technology, Inc., Aehr’s new line of high-power packaged part reliability/burn-in test solutions for AI semiconductor manufacturers, including its ultra-high-power Sonoma family of test solutions for AI accelerators, GPUs, and high-performance computing (HPC) processors, position Aehr within the rapidly growing AI market as a turnkey provider of reliability and testing that span from engineering to high volume production. For more information, please visit Aehr Test Systems’ website at www.aehr.com.

Aehr Test Systems Reports First Quarter Fiscal 2026 Financial Results

October 6, 2025

Safe Harbor Statement

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Aehr’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these words or other similar terms or expressions that concern Aehr’s expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this press release include, but are not limited to, future requirements and orders of Aehr’s new and existing customers; future applications and orders for the AI processors, test solutions for AI semiconductor manufacturers and the Sonoma system; bookings and revenue forecasted for proprietary WaferPakTM and DiePak consumables, as well as the ability to generate bookings and revenue from application of Aehr’s solutions in emerging markets; Aehr’s ability to receive orders and generate revenue in the future, as well as Aehr’s beliefs regarding the factors impacting the foregoing; expectations related to long-term demand for Aehr’s products; expectations regarding current and future partnerships; expectations regarding industry demand as a whole and smaller segments within it; the attractiveness of key markets and the ability for Aehr to successfully enter new markets. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Aehr’s recent Form 10-K, 10-Q and other reports filed from time to time with the Securities and Exchange Commission. Aehr disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

–     Financial Tables to Follow   –

Aehr Test Systems Reports First Quarter Fiscal 2026 Financial Results

October 6, 2025

AEHR TEST SYSTEMS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	August 29,	May 30,	August 30,
(In thousands, except per share data)	2025	2025	2024
Revenue	$10,969	$14,089	$13,119
Cost of revenue	7,250	9,817	6,041
Gross profit	3,719	4,272	7,078
Operating expenses:
Research and development	2,849	2,686	2,361
Selling, general and administrative	4,717	3,926	4,558
Restructuring charges	219	864	-
Total operating expenses	7,785	7,476	6,919
Income (loss) from operations	(4,066)	(3,204)	159
Interest income, net	179	222	681
Other income (expense), net	1,051	(4)	(26)
Income (loss) before income tax expense (benefit)	(2,836)	(2,986)	814
Income tax expense (benefit)	(752)	(87)	154
Net income (loss)	$(2,084)	$(2,899)	$660

Net income (loss) per share:
Basic	$(0.07)	$(0.10)	$0.02
Diluted	$(0.07)	$(0.10)	$0.02
Shares used in per share calculations:
Basic	29,923	29,823	29,107
Diluted	29,923	29,823	29,632

Aehr Test Systems Reports First Quarter Fiscal 2026 Financial Results

October 6, 2025

AEHR TEST SYSTEMS
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
	Three Months Ended
	August 29,	May 30,	August 30,
(In thousands, except per share data)	2025	2025	2024
Reconciliation of GAAP to non-GAAP gross profit
GAAP gross profit	$3,719	$4,272	$7,078
Special items:
a) Stock-based compensation expense	159	357	93
b) Acquisition-related adjustments	237	260	-
Non-GAAP gross profit	$4,115	$4,889	$7,171
Reconciliation of GAAP to non-GAAP operating expenses
GAAP operating expenses	$7,785	$7,476	$6,919
Special items:
a) Stock-based compensation expense	(1,512)	(1,064)	(777)
b) Acquisition-related adjustments	(105)	(106)	(146)
c) Restructuring charges	(219)	(864)	-
d) Acquisition-related costs	-	-	(477)
Non-GAAP operating expenses	$5,949	$5,442	$5,519
Reconciliation of GAAP to non-GAAP income (loss) from operations
GAAP income (loss) from operations	$(4,066)	$(3,204)	$159
Special items:
a) Stock-based compensation expense	1,671	1,421	870
b) Acquisition-related adjustments	342	366	146
c) Restructuring charges	219	864	-
d) Acquisition-related costs	-	-	477
Non-GAAP income (loss) from operations	$(1,834)	$(553)	$1,652
Reconciliation of GAAP to non-GAAP income (loss) before income tax benefit
GAAP income (loss) before income tax benefit	$(2,836)	$(2,986)	$814
Special items:
a) Stock-based compensation expense	1,671	1,421	870
b) Acquisition-related adjustments	365	389	146
c) Restructuring charges	219	864	-
d) Acquisition-related costs	-	-	477
Non-GAAP income (loss) before income tax benefit	$(581)	$(312)	$2,307
Reconciliation of GAAP to non-GAAP net income (loss)
GAAP net income (loss)	$(2,084)	$(2,899)	$660
Special items:
a) Stock-based compensation expense	1,671	1,421	870
b) Acquisition-related adjustments	365	389	146
c) Restructuring charges	219	864	-
d) Acquisition-related costs	-	-	477
Non-GAAP net income (loss)	$171	$(225)	$2,153
Reconciliation of GAAP to non-GAAP income (loss) per diluted share
GAAP net income (loss) per diluted share	$(0.07)	$(0.10)	$0.02
Special items:
a) Stock-based compensation expense	$0.06	0.05	0.03
b) Acquisition-related adjustments	$0.01	0.01	0.00
c) Restructuring charges	$0.01	0.03	-
d) Acquisition-related costs	$-	-	0.02
Non-GAAP net income (loss) per diluted share	$0.01	$(0.01)	$0.07

a)	Represents compensation expense for equity awards granted to employees and directors.
b)	Represents amortization of acquired intangible assets and accretion expense of escrow payable.
c)

Represents employee termination benefits, impairment of long-lived assets that will no longer be used in operations, including right-of-use assets and facility-related property, contract termination costs and facility exit-related costs.

d)	Represents acquisition activity costs.

Non-GAAP measures should not be considered a replacement for GAAP results. The non-GAAP measures indicated above are financial measures the Company uses to evaluate the underlying results and operating performance of the business. The limitation of these measures are that they exclude items that impact the Company's current period GAAP measures. This limitation is best addressed by using these measures in combination with the most directly comparable GAAP financial measures. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies.

We believe these measures enhance investors' ability to review the Company's business from the same perspective as the Company's management and facilitate comparisons of this period's results with prior periods.

Aehr Test Systems Reports First Quarter Fiscal 2026 Financial Results

October 6, 2025

AEHR TEST SYSTEMS
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	August 29,	May 30,
(In thousands, except par value)	2025	2025
ASSETS
Current assets:
Cash and cash equivalents	$22,708	$24,529
Accounts receivable	13,055	14,191
Inventories	41,842	41,997
Prepaid expenses and other current assets	6,447	8,061
Total current assets	84,052	88,778
Property and equipment, net	9,001	8,969
Goodwill	10,719	10,719
Intangible assets, net	10,439	10,781
Deferred tax assets, net	19,875	19,114
Operating lease right-of-use assets, net	9,422	9,601
Other non-current assets	584	546
Total assets	$144,092	$148,508
LIABILITIES AND SHAREHOLDERS EQUITY
Current liabilities:
Accounts payable	$3,380	$6,728
Accrued expenses and other current liabilities	6,509	6,020
Operating lease liabilities, short-term	905	909
Deferred revenue, short-term	1,119	1,981
Total current liabilities	11,913	15,638
Operating lease liabilities, long-term	9,710	9,921
Deferred revenue, long-term	35	36
Other long-term liabilities	40	42
Total liabilities	21,698	25,637

Shareholders equity:
Preferred stock, $0.01 par value: Authorized: 10,000 shares; Issued and outstanding: none	-	-
Common stock, $0.01 par value: Authorized: 75,000 shares; Issued and outstanding: 29,973 shares and 29,877 shares at August 29, 2025 and May 30, 2025, respectively	300	299
Additional paid-in capital	147,333	145,758
Accumulated other comprehensive loss	(95)	(126)
Accumulated deficit	(25,144)	(23,060)
Total shareholders' equity	122,394	122,871
Total liabilities and shareholders equity	$144,092	$148,508

Aehr Test Systems Reports First Quarter Fiscal 2026 Financial Results

October 6, 2025

AEHR TEST SYSTEMS
CONDENSED CONSOLIDATED SATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended
	August 29,	August 30,
(In thousands)	2025	2024
Cash flows from operating activities:
Net income (loss)	$(2,084)	$660
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Stock-based compensation expense	1,671	870
Depreciation and amortization	743	347
Deferred income taxes	(761)	144
Amortization of operating lease right-of-use assets	179	219
Changes in operating assets and liabilities:
Accounts receivable	1,140	2,555
Inventories	218	(2,880)
Prepaid expenses and other current assets	1,576	(719)
Accounts payable	(2,401)	(628)
Accrued expenses	505	288
Deferred revenue	(863)	1,727
Operating lease liabilities	(215)	(205)
Income taxes payable	10	2
Net cash provided by (used in) operating activities	(282)	2,380

Cash flows from investing activities:
Purchases of property and equipment	(1,391)	(197)
Payments for business acquisition, net of cash and cash equivalents acquired	-	(10,615)
Net cash provided by (used in) investing activities	(1,391)	(10,812)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee plans	170	56
Shares repurchased for tax withholdings on vesting of restricted stock units	(328)	(162)
Net cash provided by (used in) financing activities	(158)	(106)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	9	9

Net decrease in cash, cash equivalents and restricted cash	(1,822)	(8,529)

Cash, cash equivalents and restricted cash, beginning of period (1)	26,480	49,309
Cash, cash equivalents and restricted cash, end of period (1)	$24,658	$40,780

___________

(1) Includes restricted cash within prepaid expenses and other current assets.